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                                                                    Exhibit 10.5

                            COGNOVIT PROMISSORY NOTE


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$230,000.00                                                      Cleveland, Ohio
                                                                     May 9, 2002

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         For value received, the undersigned, SHILOH INDUSTRIES, INC., a
Delaware corporation (hereinafter "Maker") promises to pay to the order of CURTIS E. MOLL (hereinafter "Payee"), 22099 McCauley Road, Shaker Heights, Ohio 44122, the principal sum of Two Hundred Thirty Thousand Dollars ($230,000.00) (the "Principal"), together with interest accrued thereon at the rate of 9.00% per annum from the date hereof. Interest shall be calculated upon a year of 365 days for the actual number of days elapsed.

         Subject to the provisions set forth in Section 1(a) of this Note, all accrued interest due and payable under this Note shall be paid monthly solely in-kind, on the first day of each month during the term of this Note.

         Subject to the subordination provisions set forth in Section 1 of this Note, unless accelerated as set forth in Section 2 of this Note, payment of Principal will be due and payable in one (1) balloon payment on May 1, 2004. Payment of less than all amounts due will be first applied to accrued interest and then to Principal.

         1. Payee and any subsequent holder (collectively "Holder") acknowledge and agree that all obligations due under this Note shall be subordinated to the Obligations of the Maker under the Amended and Restated Credit Agreement dated as of February 12, 2002 ("Maker's Credit Agreement"), among Maker, the Lenders Party Thereto, JPMorgan Chase Bank, as Administrative Agent and Collateral Agent, KeyBank N.A., as Syndication Agent, and Bank One, Michigan, as Documentation Agent, and, unless provided otherwise in such document, any subsequent amendments and/or restatements of Maker's Credit Agreement. Unless otherwise defined herein, defined terms used in this Note shall have the meaning set forth in Maker's Credit Agreement.

             (a) Interest Payments. Holder acknowledges that Maker shall make cash payments of interest under this Note as follows:

                  (i) Following the one (1) year anniversary date of this Note and on the first day of each succeeding month thereafter through October 1, 2003, any and all accrued interest then due and payable under this Note (including any and all interest payable solely in-kind and/or paid, accrued and/or credited to the Holder hereof), shall

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                                    be paid to the Holder hereof, provided that
                                    the Consolidated EBITDA of the Maker, for the twelve (12) month period ending immediately prior to the month in which any such interest payment is due, is greater than the amount set forth on Schedule 1 attached hereto for such month;

                           (ii) On November 1, 2003 and on the first day of each succeeding month thereafter through May 1, 2004, any and all accrued interest then due and payable under this Note (including any and all interest payable solely in-kind and/or paid, accrued or credited to the Holder hereof) shall be paid to the Holder hereof, provided that the Maker has satisfied the twelve (12) month Consolidated EBITDA test referred to above for each month during the Maker's fiscal quarter ending October 31, 2003; and

                           (iii) Any and all interest due and owing under this Note and not paid in cash to the Holder hereof as otherwise provided above, including any and all interest payable solely in-kind shall be due and payable on May 1, 2004.

                  (b) Principal Payments. The whole Principal amount hereof shall be due and payable on May 1, 2004 only after all of Maker's Obligations under Maker's Credit Agreement are satisfied or earlier as permitted under Maker's then existing credit agreement.

                  (c) Payments Generally. Holder acknowledges and agrees that any payments of interest not permitted above and/or payment of principal under the Note (including any payment made pursuant to a judgment or other order by a court of competent jurisdiction), prior to repayment in full of all Obligations under Maker's Credit Agreement, shall be held in trust for the benefit of the Lenders under Maker's Credit Agreement until such time as all Obligations under Maker's Credit Agreement have been satisfied in full.

             2. Subject to the subordination provisions set forth in Section 1 of this Note, the obligation represented by this Note of the Maker to Holder under this Note, shall be and become immediately due and payable at the option of the Holder, without any demand or notice, except as provided below, upon the occurrence of any of the following described events, each of which shall constitute an "Event of Default":

                  (a) Default in payment or performance of this Note, which such default continues without cure for a period in excess of five (5) business days of the due date thereof; and

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                  (b)   Any event or condition occurs that results in any
                        Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness (or any portion of the principal amount thereof) or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof (or any portion of the principal amount thereof), or to require any offer to be made to prepay, repurchase, redeem or defease any Material Indebtedness (or any portion of the principal amount thereof) prior to its scheduled maturity.

         Upon the occurrence of an Event of Default herein described, the Holder may, at its option declare this Note, to be fully due and payable in the aggregate amount together with all accrued interest plus any applicable, fees and charges.

         3. The Holder hereof shall be entitled, upon written notice to Maker, to transfer and assign its rights hereunder to any third party.

         4. No extension of time for payment of all or any part of the amount owing on this Note at any time shall affect the liability of the Maker. Further, no delay on the part of Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

         5. The Maker waives demand and presentment for payment, notice of nonpayment, notice of protest, and protest of this Note.

         6. Each party, including the Maker, acknowledges and agrees that any lawsuit growing out of or incidental to any such controversy will be tried to a court of competent jurisdiction by a judge sitting without a jury and each party waives all right to trial by jury in any action or proceeding instituted in respect to this Note.

         7. This Note shall be construed under the laws of the State of Ohio, including the Uniform Commercial Code, as enacted and in force in the State of Ohio.

         8. Subject to the Maker's Credit Agreement, the Maker reserves the right at any time and from time to time to pay any part or all of the then remaining balance due on this Note prior to the time of payment with no penalty or prepayment charge. The Holder will use all of the prepayment to reduce the amount the Maker owes under this Note. If Maker makes a partial prepayment, there will be no change in the due date of the Note unless the Holder hereof agrees in writing to such change.

         9. The Maker authorizes any attorney at law to appear in any court of record in the State of Ohio and in the County where this Note was executed at any time after this Note

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becomes due, whether by acceleration or otherwise, and waives the issuing and service of process and confesses a judgment in favor of the legal holder against any Maker, endorser and guarantor, for the amount of principal and interest then appearing due upon this Note, together with costs of suit, and releases all errors and waives all right of appeal and stay of execution.

         10. Maker certifies that the debt represented by this Note does not arise out of a consumer loan or transaction and is not incurred primarily for a personal, family, educational or household purpose.

         11. In the event the Maker shall fail to pay any payment when due hereunder or in any other respect shall allow this Note to become in default, interest shall then begin to accrue at the rate of eighteen percent (18%) per annum until the entire principal and accumulated interest is paid in full. In addition to the Principal, interest, default interest and late payment charges (if any) Holder shall be entitled to collect all costs and expenses of collection, including, without limitation, reasonable attorneys fees, incurred in connection with Holder's collection efforts, whether or not suit on this Note is filed.

         12. The Maker hereby consents and agrees that jurisdiction and venue for any claim or cause of action arising under or related to this Note shall be proper in the state court located in Cuyahoga County, Ohio, and expressly waives any and all rights which it may have, or which may hereafter arise, to contest the propriety of such choice or jurisdiction and venue, or to invoke the doctrine of forum non conveniens.

         13. The Maker represents and warrants to the Holder as follows:

             (a) Maker is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to execute and deliver this Note, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

             (b) The execution and delivery by Maker have been duly authorized by all requisite corporate action of Maker, as the case may be;

             (c) This Note is a valid and legally binding obligation of the Maker, as the case may be, enforceable against the Maker, as the case may be, in accordance with its terms except as such may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally; and

             (d) The execution, delivery and issuance of this Note will not conflict with, result in a breach of any term or provision of, constitute a default under, or result in the creation or imposition of, a lien, charge, or encumbrance upon any of the Maker's

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                      property or assets pursuant to the terms of any agreement
                      or instrument to which the Maker is a party, by which either of them may be bound, or to which any of their property or assets is subject, nor will such action result in any violation of the Maker's Certificate of Incorporation or by-laws, as the case may be, or any applicable federal, state or local statute, order, rule or regulation.

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WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT
TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
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         IN WITNESS WHEREOF, the Maker has executed this Cognovit Promissory
Note as of the date set forth herein.

Executed at Cleveland, Ohio, this 9/th/ day of May, 2002.



                                             MAKER

                                             SHILOH INDUSTRIES, INC.



                                             /s/ Steven E. Graham
                                             -----------------------------------
                                             By:  Stephen E. Graham
                                             Its: Chief Financial Officer

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STATE OF OHIO       )
                    ) ss.
CUYAHOGA COUNTY     )

         BEFORE ME, a Notary Public in and for said County, appeared the above named Shiloh Industries, Inc., by Stephen E. Graham, as Chief Financial Officer, respectively, who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said corporation and his free act and deed personally and as such officer.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal, at Cleveland, Ohio, this 9th day of May, 2002.


                                        /s/ Steven F. Pryatel
                                        -----------------------------------
                                        Notary Public

                                              Steven F. Pryatel Attorney At Law
                                                  Notary Public - State of Ohio
                                           My Commission has no expiration date,
                                                  Section 147.03 R.C.


Acknowledged:


/s/ Curtis E. Moll                      Dated: May 9, 2002
--------------------------
Curtis E. Moll



Subsequent Holder (if applicable)

__________________________________      Dated:_________________ , 2002

__________________________________

__________________________________

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                                   Schedule 1

                          Note Interest Payment Tests



Consolidated EBITDA of the Maker for the twelve (12) month period ending on:

       November 30, 2002                        $28,076,000
       December 31, 2002                        $30,473,000
       January 31, 2003                         $33,347,000
       February 28, 2003                        $36,061,000
       March 31, 2003                           $39,167,000
       April 30, 2003                           $41,213,000
       May 31, 2003                             $41,749,000
       June 30, 2003                            $43,661,000
       July 31, 2003                            $44,970,000
       August 31, 2003                          $45,439,000
       September 30, 2003                       $46,656,000
       October 31, 2003 and thereafter          $47,356,000

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